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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                   Current Report Pursuant to Section 13 or
                     15(d) of The Securities Act of 1934



               Date of Report (Date of earliest event reported):
                    December 19, 1997 (December 19, 1997)



                          RECYCLING INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)


 Colorado                           0-20179                    84-1103445
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(State or other                  (Commission                (I.R.S. Employer
 jurisdiction                    File Number)              Identification No.)
 of incorporation)




                    9780 Meridian Blvd. South, Suite 180
                         Englewood, Colorado  80112
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               (Address of principal executive offices)(Zip Code)


Registrant's telephone number, including area code: (303) 790-7372


                               Not Applicable
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         (Former name or former address, if changed since last report.)

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Item 4.  Change in Registrant's Wholly-Owned Subsidiaries' Certifying
         Accountant.

     (a) On December 19, 1997, AJ. Robbins, P.C. was dismissed as the Registrant's principal accountant for two of its wholly-owned subsidiaries, NR Holdings, Inc. and Nevada Recycling, Inc. (the "Subsidiaries").
Statements of the Subsidiaries for the past two years prepared by AJ. Robbins, P.C. did not contain an adverse opinion, a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Registrant's audit committee. During the two most recent fiscal years and through December 19, 1997, there has been no disagreement with AJ. Robbins, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of AJ. Robbins, P.C. would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

     (b) The Registrant engaged BDO Seidman, LLP as principal independent accountants for Recycling Industries, Inc. and subsidiaries except NR Holding, Inc. and Nevada Recycling, Inc. on March 25, 1996. This change in certifying accountants was previously filed on Form 8-K dated March 30, 1996. The Registrant engaged BDO Seidman, LLP as principal independent accountants for the Subsidiaries on December 19, 1997. The Registrant has not consulted BDO Seidman regarding any accounting principles or disagreements with the Subsidiaries' former principal independent accountant, AJ. Robbins, P.C. prior to the engagement of BDO Seidman, LLP.

Item 7.  Financial Statements and Exhibits.

(a) and (b) Financial Statements of Business Acquired.

     None

(c)   EXHIBIT
      NUMBER     DESCRIPTION
      ----------------------

      16         Letter from AJ. Robbins, P.C. dated December
                 19, 1997, addressed to the Securities and Exchange Commission.


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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             RECYCLING INDUSTRIES, INC.


                                             BY /s/ Thomas J. Wiens
Date: December 23, 1997                         ----------------------------
                                                    Chairman and CEO